UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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CDTI ADVANCED MATERIALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The press release attached as Exhibit 1 hereto may be provided to stockholders of CDTi Advanced Materials, Inc.

Exhibit 1

CDTi to Nominate Two New Directors to the Board

New directors will add deep expertise regarding China and strategic finance

Oxnard, California — May 7, 2018 — CDTi Advanced Materials, Inc., (Nasdaq: CDTI) (“CDTi” or “the Company”), a leader in advanced emission control technology, is nominating Bob Ching and Martin (Marty) McDermut, along with incumbent directors Matthew Beale and Lon Bell, for election to its board of directors at the company’s upcoming 2018 annual meeting of stockholders to be held on July 19, 2018, at the company’s headquarters in Oxnard, California.  Current directors Mungo Park and Till Becker will retire from CDTi’s board following the completion of their current terms as directors. The board count will remain at four.

Matthew Beale, CDTi Advanced Materials’ CEO, stated “Bob and Marty will add know-how and experience vital to our strategic execution.  As founder of the Boston Consulting Group’s China practice and later as Vice Chairman of Morningside, Bob’s depth of business and institutional knowledge will contribute to our expansion in China.  Marty’s extensive public company financial leadership and transactional experience will be a tremendous asset to the company.

“We want to thank Mungo and Till for their many contributions to CDTi over the years and wish them success with their future endeavors,” concluded Beale.

About Bob Ching

Bob Ching is the Chairman of the Board of Shanghai Chemical Machinery Plant Co., Ltd, and Honorary Chairman of Shanghai ABC Steel Structure Co. Since 1985, he has been continually involved with subjects relating to economic and enterprise reform in China. In recognition of his contributions, the Shanghai Municipal Government awarded Mr. Ching the Magnolia Medal in 1997.

Mr. Ching was Vice Chairman of Morningside (China), a private equity investment firm from 1994 until his retirement in 2004. In addition to investment related activities, he typically assumed the responsibilities for strategic planning, including M&A and global alliances. Between 1968 and 1993, Mr. Ching served The Boston Consulting Group (BCG), first in Boston and then between 1976 and 1985 based in Tokyo responsible for the Asia practice. His service included Managing Director of BCG (Tokyo) from 1977 to 1985; member of BCG’s Executive Committee from 1979 to 1985; and BCG Executive Director for China from 1985 to 1993, where he carried out assignments relating to economic reforms, industry restructuring, and enterprise strategies on behalf of Chinese industry ministries and bureaus, multilateral agencies, and multinational corporations. In 1993, he established BCG (China) as a JV with Jiaotong University and Bank of Communications. Mr. Ching retired from full-time active duty at BCG in 1994 and continued as a Senior Advisor till 2001. Prior to joining BCG, he worked at IBM’s Education Research Center and taught physics and economics respectively at the National Taiwan University and Carnegie-Mellon University.

Mr. Ching holds degrees from the California Institute of Technology, Harvard University, and Carnegie-Mellon University.

About Martin S. McDermut

Martin S. (Marty) McDermut served as Vice President and Chief Financial Officer of Applied Micro Circuits Corporation, a publicly traded semiconductor company, from January 2016 to February 2017 when the company was acquired by MACOM Technology Solutions Holdings, Inc.

Mr. McDermut served as Senior Vice President, Finance and Chief Financial Officer at Vitesse Semiconductor Corporation, a publicly traded semiconductor company, from August 2011 until April 2015, when the company was acquired by Microsemi Corporation. From 2007 to 2011, Mr. McDermut served as managing director and financial consultant at Avant Advisory Group, LLC, a management consulting firm based in Los Angeles and Santa Barbara, CA. He has also served as chief financial officer for other publicly traded companies including IRIS International Inc. and Superconductor Technologies Inc. Prior to that, he worked for the certified public accounting and consulting firm Coopers & Lybrand L.L.P. (now known as PricewaterhouseCoopers LLP) where he was a partner and the practice leader of the firm’s Los Angeles Entrepreneurial Advisory Services Group.

Mr. McDermut holds a Bachelor of Arts degree in economics from the University of Southern California and a Master of Business Administration degree from the University of Chicago Booth School of Business. He is a Certified Public Accountant.

About CDTi Advanced Materials

CDTi develops advanced materials technology for the emissions control market. CDTi’s proprietary technologies provide high-value sustainable solutions to reduce hazardous emissions, increase energy efficiency and lower the carbon intensity of on- and off-road combustion engine systems. With a continuing focus on innovation-driven commercialization and global expansion, CDTi’s breakthrough Powder-to-Coat (P2C™) technology exploits the Company’s high-performance, advanced low-platinum group metal (PGM) emission reduction catalysts. Key technology platforms include Synergized PGM (SPGM™) and Spinel™. For more information, please visit www.cdti.com.

Additional Information and Where to Find It

CDTi, its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with Company’s 2018 Annual Meeting of Stockholders (the “Annual Meeting”). The Company plans to file a proxy statement (the “2018 Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Annual Meeting.

Promptly after filing its definitive 2018 Proxy Statement with the SEC, the Company will make available the 2018 Proxy Statement and proxy card for review by stockholders. STOCKHOLDERS ARE URGED TO READ THE 2018 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the Company’s preliminary proxy statement, any amendments or supplements thereto and any other relevant documents filed by the Company with the SEC in connection with the Annual Meeting at the SEC’s website (www.sec.gov). Copies of the Company’s definitive proxy statement, any amendments or supplements thereto and any other relevant documents filed by the Company with the SEC in connection with the Annual Meeting will also be available, free of charge, at the Company’s website (www.cdti.com) or by writing to Investor Relations, 1700 Fiske Place, Oxnard, CA 93033.

Contact Information:

Moriah Shilton or Kirsten Chapman

Phone: 415-433-3777

Email: cdti@lhai.com